Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161811 on Form S-8 of our report dated June 25, 2010, relating to the financial statements and financial statement schedule of the Allegheny Energy Employee Stock Ownership and Savings Plan, appearing in this Annual Report on Form 11-K of the Allegheny Energy Employee Stock Ownership and Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 25, 2010

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